EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-B16 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Argentic Services Company LP, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bellagio Hotel and Casino Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan prior to September 5, 2025, Green Loan Services LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan on and after September 5, 2025, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 490-504 Myrtle Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 490-504 Myrtle Avenue Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 490-504 Myrtle Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 490-504 Myrtle Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 490-504 Myrtle Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 490-504 Myrtle Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 490-504 Myrtle Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 490-504 Myrtle Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Giant Anchored Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Giant Anchored Portfolio Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Giant Anchored Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Giant Anchored Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Giant Anchored Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Giant Anchored Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Giant Anchored Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Giant Anchored Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 510 East 14th Street Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the 510 East 14th Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 510 East 14th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 510 East 14th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 510 East 14th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 510 East 14th Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Industrial Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Starwood Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Starwood Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 181 West Madison Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 181 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 181 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 181 West Madison Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 West Madison Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 181 West Madison Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Plaza Mortgage Loan.

Dated: March 23, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)